23(e)(1)(a)
Amended Schedule I dated March 1, 2009 –
Underwriting Agreement

AMENDED SCHEDULE I
UNDERWRITING AGREEMENT
The following series and classes of shares are offered effective as of March 1, 2009:

Transamerica AllianceBernstein	Transamerica American Century	Transamerica Asset Allocation –
International Value	Large Company Value	Conservative Portfolio
Class I	Class A	Class A
	Class B	Class B
	Class C	Class C
	Class I	Class R

Transamerica Asset Allocation –	Transamerica Asset Allocation –	Transamerica Asset Allocation –
Growth Portfolio	Moderate Growth Portfolio	Moderate Portfolio
Class A	Class A	Class A
Class B	Class B	Class B
Class C	Class C	Class C
Class R	Class R	Class R

Transamerica Bjurman, Barry Micro	Transamerica BlackRock	Transamerica BlackRock
Emerging Growth	Global Allocation	Large Cap Value
Class I	Class I	Class I

Transamerica BlackRock	Transamerica BNY Mellon	Transamerica Clarion Global
Natural Resources	Market Neutral Strategy	Real Estate Securities
Class I	Class I	Class A
Class B
Class C
Class I

Transamerica Evergreen	Transamerica Evergreen	Transamerica Federated
Health Care	International Small Cap	Market Opportunity
Class A	Class I	Class I
Class B
Class C
Class I

Transamerica JPMorgan	Transamerica JPMorgan	Transamerica
International Bond	Mid Cap Value	Jennison Growth
Class I	Class I	Class A
Class B
Class C
Class I

Transamerica Legg Mason	Transamerica Legg Mason	Transamerica Loomis
Partners All Cap	Partners Investors Value	Sayles Bond
Class A	Class A	Class I
Class B	Class B
Class C	Class C
Class I

Transamerica MFS	Transamerica	Transamerica Marsico International
International Equity	Marsico Growth	Growth
Class A	Class A	Class I
Class B	Class B

Transamerica Multi-Manger Alternative	Transamerica Multi-Manger	Transamerica Neuberger
Strategies Portfolio	International Portfolio	Berman International
Class A	Class A	Class I
Class C	Class B
Class C

Transamerica Oppenheimer	Transamerica Oppenheimer Small-	Transamerica PIMCO
Developing Markets	& Mid-Cap Value	Real Return TIPS
Class I	Class I	Class A
Class B
Class C
Class I

Transamerica PIMCO Total Return	Transamerica Templeton Global	Transamerica Third Avenue Value
Class A	Class A	Class I
Class B	Class B
Class C	Class C
Class I	Class I

Transamerica Balanced	Transamerica Convertible Securities	Transamerica Equity
Class A	Class A	Class A
Class B	Class B	Class B
Class C	Class C	Class C
Class I	Class I	Class I
Class T

Transamerica		Transamerica
Flexible Income	Transamerica Growth Opportunities	High Yield Bond
Class A	Class A	Class A
Class B	Class B	Class B
Class C	Class C	Class C
Class I	Class I	Class I

Transamerica Money Market	Transamerica Science & Technology	Transamerica Short-Term Bond
Class A	Class A	Class A
Class B	Class B	Class C
Class C	Class C	Class I
Class I	Class I

Transamerica Small/Mid Cap Value	Transamerica Value Balanced	Transamerica Third Avenue Value
Class A	Class A	Class I
Class B	Class B
Class C	Class C
Class I	Class I

Transamerica Van Kampen Emerging
Transamerica UBS Dynamic Alpha	Transamerica UBS Large Cap Value	Markets Debt
Class I	Class I	Class I

Transamerica Van Kampen Mid-Cap	Transamerica Van Kampen Small	Transamerica Thornburg
Growth	Company Growth	International Value
Class I	Class I	Class I

Transamerica WMC Emerging Markets
Class I